Exhibit 99.1

Visa Unveils Next Generation

Electronic Payments and Services

North American Launch of New Digital Wallet with “Click-to-Buy” Functionality

Scheduled for Fall 2011

SAN FRANCISCO, May 11, 2011 – Visa Inc. (NYSE: V), a global leader in electronic payments, today announced the next generation of payments solutions that will replicate the ease, reliability and security of Visa point-of-sale payments within traditional and digital eCommerce, mobile commerce and burgeoning social networking commerce environments. New offerings are expected to include a secure cross-channel digital wallet and a range of customized mobile payments services that address the specific requirements of geographic markets around the world.

“Our new solutions deliver greater consumer choice, convenience and control while helping our clients grow their businesses. By helping to reduce abandoned online shopping carts and bringing new account holders into the Visa network, we create a win-win-win for merchants, consumers and financial institutions,” noted Joseph W. Saunders, Chairman and Chief Executive Officer of Visa Inc. “In addition, we believe Visa’s new payments products and services will help expand financial inclusion to the billions of mobile subscribers today who currently lack access to traditional financial services.”

Simplifying Commerce in Complex Economies

In certain countries with established electronic payments infrastructures, expansive Internet usage and broad mobile network penetration, Visa will be introducing a digital wallet and services platform. The digital wallet will store Visa and non-Visa payments accounts, support NFC payments through the innovative Visa payWave application and deliver a wide range of transaction services to accommodate multiple commerce scenarios—including eCommerce, mobile commerce, micropayments, social networks and person-to-person payments.

Visa is working with leading payments card issuers, community banks, credit unions, acquirers, payments processors and merchants to launch the digital wallet. Among the financial institutions and organizations supporting Visa’s wallet strategy are:

—	Barclaycard US
—	BB&T Corporation

—	Card Services for Credit Unions (CSCU)
—	ICBA Bancard
—	First Financial Bank of Ohio
—	Nordstrom FSB
—	Pentagon Federal Credit Union
—	PNC Bank
—	PSCU Financial Services
—	Regions Bank
—	Royal Bank of Canada
—	Scotiabank
—	TD Bank Group (US and Canada)
—	US Bank

Visa expects to launch the digital wallet in the U.S. and Canada in fall 2011.

Key features of the wallet are expected to include:

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Click-to-buy: Shop conveniently and securely by simply entering an email address, alias or online ID and password, instead of a billing address, account number and expiration date. In addition, Visa is exploring dynamic authentication technologies that will bring added layers of security to online purchases.

—	Cross-channel payments solution: The wallet consolidates multiple Visa and non-Visa payments accounts and can be used in mobile, eCommerce, social network and retail point-of-sale environments.

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Preference management: A menu that enables consumers to set preferences for how their wallet will work, allowing them to customize and control the features of their personal wallet from privacy settings to designating which account will be accessed based on merchant type or purchase amount.

—	Merchant offers: A service that allows consumers to personalize their shopping experience by opting-in to receive money-saving discounts or promotions from participating merchants.

“The widespread adoption of Internet and mobile technology is changing the way people connect and transact across the globe, so we’re focused on delivering locally-tailored payments products and services,” said Saunders. “We are introducing new solutions for eCommerce and mobile devices that provide the same ‘Visa-quality’ experience—convenience, reliability and security—people enjoy when using their Visa cards at a retail location. In doing so, we are accelerating the global shift to digital payments by harnessing our brand, products, network and 50-plus years of payments experience.”

Mobilizing Payments in Emerging Economies

In certain emerging geographic markets with significant mobile penetration, Visa will work with financial institutions and mobile-network operators to provide consumers with a secure, reliable and globally accepted form of payment and the ability to transfer and receive funds, manage financial accounts or top-up wireless air time using their mobile handset. The wide range of features and functions being developed for the digital wallet will allow Visa to pursue a number of strategies to tailor or bundle services to local needs.

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In countries like India and Russia, where card issuance and mobile subscriptions are high, but card usage is relatively low, Visa will help drive account activation and usage by working with financial institutions and mobile operators to link existing card portfolios with mobile devices to give handsets payments functionality.

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In countries within Africa and the Middle East where mobile device usage is high and traditional electronic payments infrastructure is less developed, Visa will work with mobile network operators to link new virtual mobile prepaid Visa accounts to mobile phone numbers to enable cash-in, cash-out, personal payments and mobile payments —including bill payments and wireless airtime top-up. Visa also intends to connect existing “closed loop” mobile money services that today provide basic mobile banking and payments services to unbanked and under-banked consumers to its global, open loop network—VisaNet. The integration will open closed loop systems, and provide consumers and merchants with unprecedented scale, functionality and acceptance beyond their existing local geographic footprints.

Across all emerging geographic markets, Visa’s sophisticated payments technology and significant work in establishing global payments standards will aid in navigating the complexity of the myriad of network operators, handset models and operating systems in use globally, helping to enable millions of new and existing Visa account holders to simply use mobile technology for payments services.

Innovation, Acquisitions and Partnerships Expand Capabilities of Visa Network

Visa is developing its next generation services by integrating VisaNet, its global processing network, leading credit, debit, prepaid and commercial product platforms, new capabilities it has acquired through its subsidiaries CyberSource, Authorize.net and PlaySpan, and the unique expertise and services of key commercial partners. In deploying flexible solutions that are locally relevant and globally interoperable, Visa aims to attract more participants to its network and better enable them to connect and transact.

“Our build, buy and partner approach puts Visa in a unique position to deliver the speed-to-market and scalable solutions needed to stay ahead of new demands created by the convergence of Internet, mobile and electronic payments technologies,” said Saunders. “Visa and our subsidiaries are working with financial institutions, merchants, mobile network operators, and innovative technology providers to bring new ways to pay and be paid to more consumers and merchants around the globe.”

Management Webcast

Visa’s management team will host a live audio webcast beginning at 11:00 a.m. Eastern time (8:00 a.m. Pacific time) today. The dial-in information for the call is 888-790-4410 (within the United States) or 773-756-0127 (international). The conference passcode is 092075. A replay of the call will be available until May 26 and can be accessed by dialing 866-501-8774 (within the United States) or 203-369-1854 (international). The live call and replay, along with supporting materials, can also be accessed through the Investor Relations section of Visa’s website at www.investor.visa.com.

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About Visa

Visa is a global payments technology company that connects consumers, businesses, financial institutions and governments in more than 200 countries and territories to fast, secure and reliable digital currency. Underpinning digital currency is one of the world’s most advanced processing networks—VisaNet—that is capable of handling more than 20,000 transaction messages a second, with fraud protection for consumers and guaranteed payment for merchants. Visa is not a bank and does not issue cards, extend credit or set rates and fees for consumers. Visa’s innovations, however, enable its financial institution customers to offer consumers more choices: pay now with debit, ahead of time with prepaid or later with credit products. For more information, visit www.corporate.visa.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements can be identified by the terms “will,” “expected,” “intends,” “aims,” “accelerate,” expand,” and similar references to the future. Examples of such forward-looking statements include, but are not limited to, the timing, impact, content, reliability, acceptance, implementation and overall success of the new digital wallet and mobile payment, the offerings. By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are neither statements of historical fact nor guarantees of future performance and (iii) are subject to risks, uncertainties, assumptions and changes in circumstances that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements because of a variety of factors, including:

o	the impact of new laws, regulations and marketplace barriers, particularly those affecting, eCommerce, mobile payments, consumer privacy, and data use and security;

o	macroeconomic factors, such as global economic, political, health environmental conditions;

o	a decline in the growth of e-Commerce and mobile payments activity;

o	inability to keep pace with the innovations of competitors in the eCommerce and mobile payments areas;

o	industry and systemic developments, such as:

•	competitive pressure on pricing;

•	bank and merchant consolidation and their increased focus on costs;

•	adverse changes in our relationships and reputation;

•	disruption of our systems or the inability to process transactions efficiently;

•	account data breaches and increased fraudulent and other illegal activity involving our systems; and

•	issues arising at Visa Europe, including failure to maintain interoperability between our systems;

and the other factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K on file with the U.S. Securities and Exchange Commission. You should not place undue reliance on such statements. Unless required to do so by law, we do not intend to update or revise any forward-looking statement because of new information or future developments or otherwise.

Media Contact

Ryan Donovan

Visa Inc.

Phone: +1-415-932-2564

Email: globalmedia@visa.com

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